Exhibit 11(C)

                     CYTEC INDUSTRIES INC. AND SUBSIDIARIES

                   Historical Earnings Per Share Computations
                (Thousands of Dollars, except per share amounts)

                                                                 Year Ended
                                                             December 31, 1994
                                                         -----------------------
                                                                           Fully
                                                          Primary      Diluted
                                                         --------      --------

Net earnings                                             $ 56,069      $ 56,069

Preferred Stock dividend requirements                     (14,640)       (8,377)
                                                         --------      --------

Net earnings available for common stockholders           $ 41,429      $ 47,692
                                                         ========      ========

Weighted average number of shares of common
 stock outstanding during the period
 exclusive of the following:                               38,562        38,562

Common stock equivalents:
 Restricted stock                                             267           500
 Non qualified stock options                                  621         1,392
Assumed conversion of Series B preferred stock               --          16,662
                                                         --------      --------
Adjusted weighted average number of share of
 common stock outstanding during the period                39,450        57,116
                                                         ========      ========

Earnings per share                                       $   1.05      $    .84
                                                         ========      ========




See Note 2 of the Notes to the Consolidated Financial Statements incorporated by reference herein for explanation of earnings per share calculations.